2012 Annual Meeting of Shareholders May 22, 2012 J. Richard Tompkins Center Celebrating 115 Years!

Forward Looking Statement Certain matters discussed in this presentation are forward - looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. These forward - looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives, estimates or goals are also forward - looking statements that are subject to the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements .

2007 2008 2009 2010 2011 $0.87 $0.89 $0.72 $0.96 $0.84

2007 2008 2009 2010 2011 86.1 91 91.2 102.7 102.1

Operating Revenues $102.1 $102.7 Operating Expenses $ 77.9 $ 76.1 Net Income $ 13.4 $ 14.3 Diluted Earnings per Share $ 0.84 $ 0.96 Year Ended December 31, 2011 2010

Weather - related consumption decline Lower demand from contract and residential customers Lower connection fees related to a stalled DE housing market

Water Use Trends (Low flow appliances) Rate Cycles Ending in NJ and DE Operations and Maintenance Costs

Operating Revenues $23.5 $24.0 Operating Expenses $19.7 $19.2 Net Income $ 1.8 $ 2.6 Diluted Earnings per Share $ 0.11 $ 0.17 First Quarter Ended March 31, 2012 2011

• $0.1 Million Reached in December • $0.8 Million Rate Request filed in July • $6.9 Million Rate Request Filed in September • $0.4 Million PWAC Approved in August MWC TUI TLU TESI

• Settlement decision approved in March 2012 • Decision Expected in mid - 2012 • Decision Expected in mid - 2012 • $11.3 Million Rate Request filed in January MWC TUI TLU TESI

33.9 44.7 58.4 82.7 96.3 118.3 133.7 150.2 158.5 166.9 182.5 205.8 214.2 220.7 235.6 243.4 252.2 264.8 279.9 295 316.5 332.1 0 100 200 300 400 500 600 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 New Jersey Delaware

$8.9 $5.1 $4.0 $2.6 $1.2 Total - $21.8 Million

$1.2 $1.6 $3.5 $5.0 $ 10.5 Total Funding - $21.8

90% 10% 0% 0% Regulated Business Non - Regulated Contract Services

18,000 20,000 20,000 23,000 24,000 27,000 31,000 35,000 39,000 39,000 40,000 48,000 78,000 82,000 86,000 87,000 89,000 92,000 94,000 98,000 99,000 100,000 100,000 103,000 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Non - Regulated Regulated Customers

2011 2010 2009 2008 2007 $0.74 $0.73 $0.72 $0.71 $0.70 Q uarterly dividends paid since 1912 Increased dividends for 39 consecutive years Current Dividend Yield: 4.1%

$0.25 $0.35 $0.45 $0.55 $0.65 $0.75 83 85 87 89 91 93 95 97 99 01 03 05 07 09 11

▪ $23 Million invested in Capital Projects in 2011 ▪ Upgrades to treatment plants and distribution systems in DE ▪ RENEW Program in NJ

Major Pipeline Infrastructure Upgrades

• Year 16 of a 25 - Year Upgrade Program • $3.3 million investment to replace water mains, valves and fire hydrants • 37,000 feet of 6 - , 8 and 10 - inch main in the Township of Edison, NJ • Project funding by New Jersey Environmental Infrastructure Trust

ERP AP Mobile Time & Labor CC & B Financials Human Resources Inventory Procurement Asset Mgmt. GIS Business processes across departments are integrated into a single system Helps Reduce Operating Costs, Facilitates Day - to - Day Management, Supports Planning

Integration of all modules required extensive employee training Over the 4 - year implementation of all modules, every employee involved in the project continued to perform their current job responsibilities Last core module went live May 21 next week

Knowing the location of our crews enables field personnel to respond to customer inquiries in a more timely and efficient manner

Visibility into Fleet Locations Technology allows real - time access to system - wide water main, valve and hydrant data via user - friendly maps

Dispatching has transparency across state lines

Expanded Service Area Stronger Infrastructure Greater Efficiency Better Trained Workforce Complementary Business Line More Strategic Partnerships Expanded Communication Toolkit Optional Repair Plan Offerings Strong Corporate Citizenship

Ownership/Operation of Assets Public/Private Partnerships

2000 7000 12000 17000 22000 27000 Apr - 11 May - 11 Jun - 11 Jul - 11 Aug - 11 Sep - 11 Oct - 11 Nov - 11 Dec - 11 Jan - 12 Feb - 12 Mar - 12 Apr - 12 Total Active Contracts Total Active Households 10 - Year Marketing Agreement with Home Serve USA, a leading provider of home maintenance service programs, to grow our LineCare Customer base ▪ Options for customers include water service line, sewer line and interior plumbing and draining ▪ USA receives a service fee for billing, cash collection and other administrative matters

Ongoing Maintenance

TESI Adds Wastewater Facility ▪ TESI’s seventh wastewater treatment facility ▪ Serves a 75 - lot development in Lewes, DE Serving The Ridings Community

Wandendale Update

There’s no such thing as waste water! Water Energy Nutrients Metals

MSEX and Natural Systems Utilities formed a joint venture 20 - year public private partnership with the Village of Ridgewood, New Jersey Ridgewood Green will d esign, build, own and operate facilities to optimize production of electricity at Ridgewood’s municipal wastewater treatment plant Facility operation expected to begin Q4 2012

Conversion of biogas to electricity via anaerobic digestion Installation of solar arrays to produce additional electricity Addition of ultraviolet light for wastewater disinfection Approach to Treatment Process Optimization

Skills Development Training for Supervisory/Management Staff □ Setting the Stage for Excellent Performance □ Communicating for Results □ Building Effective Work Relationships □ Coaching for Optimal Performance □ Building a Positive Work Environment □ Developing Employee Skills and Work Habits □ Managing Priorities, Time and Projects □ Solving Problems on the Front Line □ Resolving Conflicts □ Understanding workplace legalities

Honors and Awards

Serving Our Communities

Communicating The Value of Water

Executive Leadership Changes James Garrett Retired in March 2012 Lorrie Ginegaw Named Vice President – Human Resources

Our Values:  Integrity  A Strong Customer Focus  Continual Improvement  Teamwork  Social Responsibility  A Results - Driven Work Ethic

2012 Annual Meeting of Shareholders Thank you for your continued interest and support! Celebrating 115 Years!